UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005 (July 1, 2005)

OPNET Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30931	52-1483235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7255 Woodmont Avenue Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Appointment of New Principal Financial and Accounting Officer. On July 1, 2005, the Registrant’s Board of Directors appointed the Registrant’s acting Chief Financial Officer, Mel F. Wesley to serve as the Registrant’s permanent Chief Financial Officer, effective July 1, 2005. Mr. Wesley is 33 years old and has served as the Registrant’s acting Chief Financial Officer since December 6, 2004. From June 2004 through December 2004, Mr. Wesley served as the Registrant’s Corporate Controller. From August 2003 to June 2004, Mr. Wesley served as Corporate Controller for SteelCloud, Inc., a publicly traded corporation that provides design, development and manufacturing of network appliances and infrastructure server products. From October 2000 to August 2003, Mr. Wesley served as an Assistant Controller for Learning Tree International, Inc., a publicly traded corporation that provides training to information technology (IT) professionals and managers. From December 1999 to October 2000, Mr. Wesley served as Financial Accounting Manager of Learning Tree.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPNET TECHNOLOGIES, INC.

Date: July 6, 2005	By:	/s/ Marc A. Cohen
Marc A. Cohen, Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release regarding appointment of Mel F. Wesley as Chief Financial Officer